Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ALLIANCE ONE INTERNATIONAL, INC.

(as last amended on June 16, 2016)

ARTICLE I

Capital Shares

Section 1. Certificates. Shares of Alliance One International, Inc. (the “Corporation”) may be certificated or uncertificated. Certificated shares shall be in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. In the event that any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation, such certificate may nevertheless be issued and delivered as though such person had not ceased to be an officer of the Corporation. Transfer books in which shares shall be transferred shall be kept by the Corporation or by one or more transfer agents appointed by it. A record shall be kept of each share that is issued. Within a reasonable time after the issuance or transfer of uncertificated shares of the Corporation, the Corporation shall send, or cause to be sent, to the holder a written statement that shall include the information required by law to be set forth on certificates for shares of capital stock.

Section 2. Transfer of Shares. Certificated shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by his or her attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. Uncertificated shares shall be transferable or assignable only on the books of the Corporation upon proper instruction from the holder of such shares (in accordance with procedures adopted from time to time by the President or the Secretary). The Corporation shall recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

Section 3. Lost Destroyed and Mutilated Certificates. After receiving notice from a shareholder of any loss, destruction or mutilation of a share certificate, the Secretary or his nominee may in his discretion cause one or more new certificates or uncertificated shares for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction and the deposit of a bond in such form and amount and with such surety as the Secretary or his nominee may require.

Section 4. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are first mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article I (Section 4) such determination shall apply to any postponement or adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is postponed or adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE II

Shareholders

Section 1. Annual Meeting. Subject to the Board of Directors’ ability to postpone a meeting under Virginia law, the annual meeting shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of the meeting. The annual meeting shall be held for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these bylaws. To be properly brought before an annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) in the case of an annual meeting of shareholders, properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States mail, postage prepaid, to, and received by, the Secretary of the Corporation not later than one hundred twenty (120) days before the anniversary of the date of the Corporation’s annual meeting in the immediately preceding year. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held before or after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder, (iv) a representation that the shareholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business, (v) any material interest of the shareholder and any other person on whose behalf such proposal is made, in such business; (vi) a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any other person on whose behalf the proposal is made, the effect or intent of which is to mitigate loss, manage risk or benefit resulting from share price changes of, or increase or decrease the voting power of the shareholder or any other person on whose behalf the proposal is made with respect to, shares of stock of the Corporation, (vii) a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such business between or among the shareholder or any other person on whose behalf the proposal is made and any of its affiliates or associates, and any others acting in concert with any of the foregoing, and (viii) an agreement that the shareholder will notify the Corporation in writing of any changes to the information provided pursuant to clauses (iii), (vi) and (vii) above that are in effect as of the record date for the relevant meeting promptly following the later of the record date or the date notice of the record date is first publicly announced.

In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Article II (Section 1) or fails to comply with the agreement referenced in clause (viii) of the immediately preceding sentence, such business shall not be transacted at such meeting. The Chairman of the Board of Directors or other officer of the Corporation acting as chairman of the meeting shall have the power and duty (i) to determine whether any proposal to bring business before the meeting was made in accordance with the procedures set forth in this Article II (Section 1) and (ii) if any business is determined not to be proposed in compliance with this Article II (Section 1), to declare that such defective proposal shall be disregarded and that such proposed business shall not be transacted at such meeting. For purposes of these Bylaws, “public announcement” or “publicly announced” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Section 2. Special Meetings. Special meetings of the shareholders may be held at any time and at any place designated in the notice thereof upon call of the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3. Notice. Except as otherwise required by law, written or printed notice stating the date, time and place, and, in case of a special meeting, the purpose or purposes thereof, shall be given not less than ten (10) nor more than sixty (60) days before any such meeting to each shareholder of record entitled to vote at such meeting. Notice of meetings of the shareholders may be given by the delivery thereof to such shareholder personally or by the mailing thereof to such shareholder, in either such case at his or her address as it appears on the stock transfer books of the Corporation, or in any such other manner as may be permitted by the Virginia Stock Corporation Act, as in effect at the time (the “VSCA”) in compliance with the provisions thereof, including by “electronic transmission” (as defined in the VSCA). Notice given pursuant to this

Article II (Section 3) shall be deemed given at the time specified in the VSCA for the particular form of notice used. Meetings may be held without notice if all of the shareholders entitled to vote at the meeting waive such notice, by attendance at the meeting or otherwise, in accordance with law.

Section 4. Quorum; Adjournments. A majority of the votes entitled to be cast by any voting group on any matter, represented in person or by proxy, shall constitute a quorum of such voting group with respect to action on such matter. The Chairman of the Board or any presiding officer acting as chairman of the meeting shall have power to adjourn or postpone any meeting of the shareholders from time to time (i) because of the absence of a quorum at any meeting or any adjournment thereof, or (ii) for any other reason, in any such case without notice other than announcement at the meeting before adjournment or postponement (except as otherwise provided by statute). At such adjourned or postponed meeting any business may be transacted that could have been transacted at the meeting as originally notified.

Section 5. Voting. Except as otherwise specified in the Articles of Incorporation or the VSCA, at all meetings of the shareholders, each holder of an outstanding share may vote in person or by proxy, and shall be entitled to one vote on each matter voted on at such meeting for each share registered in the name of such shareholder on the books of the Corporation on the record date for such meeting. Unless a greater vote is required pursuant to the Articles of Incorporation or the VSCA, if a quorum exists, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast favoring the action exceed the votes cast opposing the action. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of votes cast by shares entitled to vote in the election at a meeting at which a quorum is present.

Section 6. Appointment of Proxy. Appointment of a proxy may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing an appointment form authorizing another person or persons to act for the shareholder as proxy or causing such shareholder’s signature to be affixed to such appointment form by any reasonable means, including, but not limited to, by facsimile signature. Any such appointment form shall bear a date not more than eleven (11) months prior to such meeting, unless such appointment form provides for a longer period. All appointment forms shall be effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. The President and Chief Executive Officer or the Secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Article II (Section 6) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 7. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours.

Section 8 Presiding Officer. All meetings of the shareholders shall be presided over by the Chairman of the Board of Directors or, in his absence or at his request, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, the member of Board of Directors appointed by the Board of Directors to serve as lead independent director or any other person appointed by the Board. The presiding officer shall have the power to adjourn the meeting. In case none of the Chairman of the Board of Directors, the President or the member of Board of Directors appointed by the Board of Directors to serve as lead independent director or other Board-appointed presiding officer is present, the meeting shall elect a chairman. The Secretary or, in his absence or at his request, an Assistant Secretary shall act as secretary of such meetings. In case there be present neither the Secretary nor an Assistant Secretary, a secretary may be appointed by the chairman of the meeting.

Section 9. Inspectors. One or more inspectors for any meeting of shareholders shall be appointed by the chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

ARTICLE III

Directors

Section 1. General Powers. The business and the affairs of the Corporation shall be managed under the direction of the Board of Directors, and, except as expressly provided by law, the Articles of Incorporation or these bylaws, all of the powers of the Corporation shall be vested in such Board of Directors.

Section 2. Number and Election of Directors. The number of directors constituting the Board of Directors shall be ten (10) until the commencement of the annual meeting of shareholders held in 2016, at which time such number shall be nine (9), who shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. Directors of each class shall be elected by the shareholders to serve for the terms specified in the Articles of Incorporation and, unless sooner removed in accordance with the Articles of Incorporation and applicable law, shall serve until their respective successors are duly elected and qualified. Any vacancy may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office until the next annual meeting of the shareholders. At such annual meeting of the shareholders, the shareholders shall elect a director to fill the vacancy, and the newly elected director shall hold office for a term expiring at the annual meeting of the shareholders at which the term of the class to which he has been elected expires.

Section 3. Nomination of Directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to, and received by, the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty (120) days before the anniversary of the date of the Corporation’s annual meeting in the immediately preceding year, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held before or after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Each notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of the Corporation that are owned by the shareholder and any other person on whose behalf the nomination is made, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder and any other person on whose behalf the nomination is made, the effect or intent of which is to mitigate loss, manage risk or benefit resulting from share price changes of, or increase or decrease the voting power of the shareholder or any other person on whose behalf the nomination is made with respect to, shares of stock of the Corporation, (vi) a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder or any other person on whose behalf the nomination is made and any of its affiliates or associates, and any others acting in concert with any of the foregoing, (vii) an agreement that the shareholder will notify the Corporation in writing of any changes to the information provided pursuant to clauses (ii), (v) and (vi) above that are in effect as of the record date for the relevant meeting promptly following the later of the record date or the date notice of the record date is first publicly announced, and (viii) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to other applicable laws, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and shall include a signed consent of each such nominee to being named in the proxy statement for such meeting as a nominee and to serve as a director of the Corporation if so elected. The Chairman of the Board or other officer of the Corporation acting as chairman of the meeting shall have the power and duty to determine whether such a proposed nomination has been made in compliance with this Article III (Section 3) and, if any proposed nomination is determined not to comply, or if the shareholder making such nomination fails to comply with the agreement referenced in clause (vii) of the immediately preceding sentence, the nomination shall be disregarded, and such nominee shall not be eligible or stand for election at such meeting.

Section 4. Annual Meeting. Unless otherwise provided by a resolution adopted by the Board of Directors, a regular annual meeting of the Board of Directors shall be held following the adjournment of the annual meeting of the shareholders at such place as the Board of Directors may designate. The regular annual meeting of the Board of Directors shall be held for the election of officers of the Corporation and the transaction of all other business as shall come before the such meeting.

Section 5. Special Meeting. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or by any two members of the Board of Directors on such date and at such time and place as may be designated in such call, or may be held on any date and at any time and place without notice by the unanimous written consent of all the members or by the presence of all of the members at such meeting.

Section 6. Notice of Meetings. Notice of the time and place of every meeting of the Board of Directors shall be mailed, telephoned or transmitted by any other means of telecommunication by or at the direction of the Secretary or other officer of the Corporation to each director at his last known address not less than twenty-four (24) hours before such meeting, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board of Directors. Such notice need not describe the purpose of a special meeting. Meetings may be held at any time without notice if all the directors waive such notice, by attendance at the meeting or otherwise, in accordance with law.

Section 7. Quorum: Presence at Meeting. A quorum at any meeting of the Board of Directors shall consist of a majority of the number of directors fixed from time to time in these bylaws. Members of the Board of Directors may participate in any meeting of the Board of Directors by means of a conference telephone or similar communication equipment whereby all persons participating in the meeting may simultaneously hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 8. Voting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Articles of Incorporation or these bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors or any committee thereof when corporate action is taken is deemed to have assented to the action unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting, or (ii) he votes against, or abstains from, the action taken.

Section 9. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, except that, by resolution of the Board of Directors, directors may be paid (i) an amount determined by the Board of Directors for their services as such, (ii) an additional amount determined by the Board of Directors for their services as Chairman of the Board of Directors or Chairman or member of any special or standing committee of the Board of Directors, and (iii) a fixed sum and expenses for attendance at each regular, adjourned, or special meeting of the Board of Directors or any special or standing committee thereof, which amounts may be paid in cash or other property, including equity awards as may from time to time be authorized under plans approved by the shareholders. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 10. Chairman of the Board of Directors. The Board of Directors shall elect from its number at each annual meeting a Chairman of the Board of Directors, who shall preside at all meetings of the shareholders, the Board of Directors and the Executive Committee and shall have such other powers as may be conferred upon him by the Board of Directors. The Board of Directors may also elect from time to time a Vice Chairman of the Board of Directors. Either the Chairman or Vice Chairman also may serve in such capacity as an officer of the Corporation subject to Article V below, with such duties and powers as may be conferred upon him by the board of Directors. Subject to the provisions of the Articles of Incorporation, the Chairman or Vice Chairman of the Board of Directors may withdraw, resign or be removed at any time, and any vacancy occurring therefrom or from any other cause whatever may be filled by a majority of the number of directors fixed by these bylaws.

ARTICLE IV

Executive and Other Committees

Section 1. Creation of Executive Committee. There shall be an Executive Committee of the Board of Directors which shall consist of not less than three (3) directors. Subject to the provisions of the Articles of Incorporation of the Corporation, the members of the Executive Committee shall serve until the Board of Directors designates their successors or until removed. Except as otherwise provided by the Articles of Incorporation or these bylaws, the Executive Committee, when the Board of Directors is not in session, shall have all powers vested in the Board of Directors by law, by the Articles of Incorporation or by these bylaws; provided, that the Executive Committee shall not have the authority to take any action that may not be delegated to a committee under the VSCA. The Executive Committee shall report at the next regular or special meeting of the Board of Directors on action which the Executive Committee has taken since the last regular or special meeting of the Board of Directors.

Section 2. Audit Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed in accordance with these bylaws, shall elect an Audit Committee, having the membership, powers and authority set forth in a charter adopted by resolution of the Board. Such charter may be amended from time to time by resolution of the Board.

Section 3. Committee on Executive Compensation. The Board of Directors, by resolution adopted by a majority of the number of directors fixed in accordance with these bylaws, shall elect a Committee on Executive Compensation having the membership, powers and authority set forth in a charter adopted by resolution of the Board. Such charter may be amended from time to time by resolution of the Board.

Section 4. Governance and Nominating Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed in accordance with these bylaws, shall elect a Governance and Nominating Committee having the membership, powers and authority set forth in a charter adopted by resolution of the Board. Such charter may be amended from time to time by resolution of the Board.

Section 5. Other Committees. The Board of Directors, by resolution adopted by a majority of the number of directors fixed in accordance with these bylaws, may establish such other standing or special committees of the Board of Directors as it may deem advisable, consisting of two (2) or more directors. The members, terms and authority of such committees shall be in the resolutions enabling the same.

Section 6. Meetings. Regular and special meeting of any committee established pursuant to this Article may be called and held subject to the same requirements with respect to date, time, place and notice as are specified in these bylaws for regular and special meetings of the Board of Directors.

Section 7. Quorum and Manner of Acting. A quorum of the members of any committee serving at the time of any meeting thereof for the transaction of business at such meeting shall consist of a majority of such members. The action of a majority of those members present at a committee meeting at which a quorum is present shall constitute the act of the committee.

Section 8. Term of Office. Members of any committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until the Board of Directors dissolves such committee.

Section 9. Resignation and Removal. Subject to the Articles of Incorporation, any member of a committee may resign at any time by giving written notice of his intention to do so to the Chairman of the Board, President or the Secretary, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

Section 10. Vacancies. Subject to the provisions of the Articles of Incorporation, any vacancy occurring in a committee resulting from any cause whatever may be filled by a majority of the number of directors fixed by the bylaws.

ARTICLE V

Officers

Section 1. Required Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, and a Secretary, together with such other officers, including one or more

Executive Vice Presidents, one or more Vice Presidents (whose seniority and titles may be specified by the Board of Directors) and a Treasurer, as may be elected from time to time by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election of Officers: Compensation. The officers of the Corporation shall be elected by the Board of Directors and shall hold office until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified; provided, however, that any officer may be removed and the resulting vacancy filled at any time, with or without cause, by the Board of Directors. The salaries or compensation of all officers of the Corporation shall be fixed by or pursuant to the direction of the Board of Directors.

Section 3. The Chief Executive Officer. The Chief Executive Officer shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. Except as otherwise provided in these bylaws, in the absence of the Chairman, the Chief Executive Officer shall preside at all corporate meetings. He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly and exclusively delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 4. President. The President shall perform such duties as shall be required of him by the Chief Executive Officer or Board of Directors. The President may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except where the signing and execution of such documents shall be expressly and exclusively delegated by the Board of Directors, the Chief Executive Officer or by these bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. During the absence or inability of the Chief Executive Officer to act, the President shall act in the place of the Chief Executive Officer and shall be the Acting Chief Executive officer of the Corporation.

Section 5. Vice Presidents. The Vice Presidents shall perform such duties as shall be required of them by the Chief Executive Officer, the President or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments except where the signing and execution of such documents shall be expressly and exclusively delegated by the Board of Directors, the Chief Executive Officer or the President or by these bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 6. Secretary. The Secretary shall prepare and maintain custody of the minutes of all meetings of the Board of Directors and shareholders of the Corporation. When requested, he shall also act as secretary of the meetings of the committees of the Board of Directors. He shall see that all notices required to be given by the Corporation are duly given and served; he shall have custody of all deeds, leases, contracts and other important corporate documents; he shall have charge of the books, records and papers of the Corporation relating to its organization and management as a corporation; and he shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, or the Board of Directors. An Assistant Secretary may exercise any of the functions or perform any of the duties of the Secretary.

Section 7. Treasurer. The Treasurer shall have custody of the moneys and securities of the Corporation, shall sign or countersign such instruments as require his signature and shall perform such other duties as may be incident to his office or are properly required of him by the Chief Executive Officer, the President or the Board of Directors. An Assistant Treasurer may exercise any of the functions or perform any of the duties of the Treasurer.

ARTICLE VI

Miscellaneous

Section 1. Voting of Shares. Shares of any corporation which this Corporation shall be entitled to vote may be voted either in person or by proxy, by the Chief Executive Officer, the President or by any other officer expressly authorized by this Corporation’s Board of Directors or Executive Committee, and each such officer is authorized to give this Corporation’s consent in writing to any action of such corporation, and to execute waivers and take all other necessary action on behalf of the Corporation with respect to such shares.

Section 2. Seal. The corporate seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved two concentric circles between which is inscribed the name of the Corporation and in the center the year of its organization and the word “corporate seal”.

Section 3. Control Share Acquisitions. Article 14.1 of Chapter 9 of Title 13.1 of the Code of Virginia (“Control Share Acquisitions”) shall not apply to the Corporation.

Section 4. Amendments to Bylaws. Unless proscribed by the Articles of Incorporation, the Board of Directors of the Corporation shall have the power to adopt and from time to time amend, alter, change or repeal these bylaws with or without the approval of the shareholders of the Corporation, but bylaws so made, amended, altered or changed, may be further altered changed or repealed by the shareholders. The shareholders in adopting or amending a particular bylaw may provide expressly that the Board of Directors may not amend or repeal that bylaw.

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